NEWS RELEASE

For Immediate Release
July 22, 2021

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Second Quarter Results

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $5.9 billion bank holding company headquartered in Charleston, West Virginia, today announced quarterly net income of $22.1 million and diluted earnings of $1.41 per share for the quarter ended June 30, 2021. For the second quarter of 2021, the Company achieved a return on assets of 1.49% and a return on tangible equity of 15.2%.

Charles R. (“Skip”) Hageboeck, the President and Chief Executive Officer of City, commented: “As the impacts of the COVID-19 pandemic continue to diminish and economic activity continues to rebound to customary levels, City’s financial performance also trended upward in the second quarter of 2021. Net interest income increased $0.4 million from the quarter ended March 31, 2021 and noninterest income improved significantly ($2.8 million or 19.3%) as compared to the quarter ended June 30, 2020. Net interest income improved as a portion of our excess liquidity was used to purchase investment securities and improve interest income and interest bearing deposits continue to migrate to lower rate or noninterest-bearing deposit options. Debit card usage by our customers continued to hit new highs in the second quarter of 2021 as we saw our bankcard revenues increase almost 23% compared to the quarter ended June 30, 2020.”

“As the economic outlook improved during the second quarter of 2021 and unemployment forecasts improved, City was able to release $2.0 million of its allowance for credit losses at June 30, 2021. Asset quality remains impeccable with nonperforming assets at historical low levels and both past dues and troubled debt restructurings are below December 31, 2020 levels. Loan deferrals have also declined to very low levels at June 30, 2021 with commercial loan deferrals at $92 million, or 5% of total commercial balances. Hotel and lodging customers comprise essentially all of these deferrals and based on current occupancy levels, we expect these deferrals to continue to decline. Residential mortgages deferrals are now less than 0.1% of total residential real estate balances at June 30, 2021.”

“While loan growth continues to be difficult, we were able to grow commercial loan balances, net of government-sponsored Paycheck Protection Program (“PPP”) loans administered by the Small Business Administration (“SBA”), approximately 2.5% on an annualized basis during the second quarter of 2021.

As of June 30, 2021, approximately $50 million of PPP loans were outstanding with 95% of the PPP loans originated in 2020 having been forgiven.”

Net Interest Income

The Company’s net interest income increased from $37.5 million during the first quarter of 2021 to $37.9 million during the second quarter of 2021. During the second quarter of 2021, the Company’s tax equivalent net interest income increased $0.4 million, or 1.0%, from $37.9 million for the first quarter of 2021 to $38.3 million for the second quarter of 2021. Lower rates paid on deposits (11 basis points) and lower time deposit balances ($54.2 million) increased net interest income by $0.7 million and $0.1 million, respectively. Additionally, primarily on the strength of higher balances ($105.5 million), investment securities contributed $0.7 million in additional net interest income as compared to the quarter ended March 31, 2021. These increases were partially offset by lower loan balances ($44.6 million) and decreased loan yields (11 basis points) that decreased net interest income by $0.6 million and $0.4 million, respectively. The Company’s reported net interest margin decreased from 2.91% for the first quarter of 2021 to 2.81% for the second quarter of 2021. Excluding the favorable impact of the accretion from fair value adjustments, the net interest margin would have been 2.76% for the quarter ended June 30, 2021 and 2.87% for the quarter ended March 31, 2021.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned decreased from 0.39% at March 31, 2021 to 0.32% at June 30, 2021. Total nonperforming assets decreased from $14.0 million at March 31, 2021 to $11.4 million at June 30, 2021. Total past due loans increased from $6.6 million, or 0.19% of total loans outstanding, at March 31, 2021 to $7.6 million, or 0.22% of total loans outstanding, at June 30, 2021.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses (“ACL”), the Company recorded a recovery of credit losses of $2.0 million in the second quarter of 2021, compared to a provision for credit losses of $1.3 million for the comparable period in 2020 and a recovery of credit losses of $0.4 million for the first quarter of 2021. The determination of the Company’s allowance for credit losses is largely dependent on expected unemployment ranges. Due to improvements in the outlook for unemployment ranges utilized by the Company and partial adjustments to other qualitative and other factors, the Company partially recovered a portion of the provision for credit losses incurred in the quarter ended March 31, 2020.

Non-interest Income

Non-interest income was $17.4 million for the second quarter of 2021 as compared to $14.6 million for the second quarter of 2020. During the second quarter of 2021, the Company reported $0.4 million of unrealized fair value gains on the Company’s equity securities compared to $0.2 million of unrealized fair value gains on the Company’s equity securities in the second quarter of 2020. Exclusive of these gains, non-interest income increased from $14.4 million for the second quarter of 2020 to $17.0 million for the second quarter of 2021. This increase was primarily due to higher bankcard revenue ($1.3 million, or 22.6%) and service charges ($1.0 million, or 19.2%). For the second consecutive quarter, bankcard revenues of $7.2 million for the quarter ended June 30, 2021 established a new quarterly high for the Company as customer spending via their debit cards continued to increase.

Non-interest Expenses

Non-interest expenses increased $1.1 million (3.9%), from $28.5 million in the second quarter of 2020 to $29.6 million in the second quarter of 2021. This increase was largely due to increased salary and employee benefits of $0.7 million, bankcard expenses of $0.2 million, and FDIC insurance expense of $0.2 million. Salary and employee benefits increased due to an uptick in health insurance and customary salary increases. Bankcard expenses increased due to higher activity, while the increase in FDIC insurance expense reflects a credit utilized in the quarter ended June 30, 2020.

Balance Sheet Trends

Loans decreased $17.3 million from March 31, 2021 to June 30, 2021, to $3.53 billion. PPP loans decreased $13.3 million from March 31, 2021, as loans forgiven of $21 million were partially offset by the Company’s participation in the second round of the PPP lending. Excluding outstanding PPP loans (included in the commercial and industrial loan category), total loans decreased $4.3 million, (0.1%), from March 31, 2021 to $3.48 billion at June 30, 2021. Residential real estate loans decreased $11.8 million (0.8%); home equity loans decreased $2.4 million (1.8%); and consumer loans decreased $2.0 million (4.3%). These decreases were partially offset by increases in commercial real estate loans ($10.6 million or 0.7%) and commercial and industrial loans ($0.4 million or 0.1%) (excluding PPP loans).

Total average depository balances increased $187.6 million, or 4.0%, from the quarter ended March 31, 2021 to the quarter ended June 30, 2021. Average noninterest-bearing demand deposit balances increased $113.4 million, average savings deposit balances increased $66.8 million, and average interest-bearing demand deposit balances increased $61.6 million. We believe that these increases were largely attributable to the third round of Economic Impact Payments as part of the Coronavirus Response and Relief Supplemental Appropriations Act of 2021 (approximately $180 million received late in the quarter ended March 31, 2021) and proceeds from PPP loans (approximately $50 million). These increases were partially offset by a decrease in time deposit balances of $54.2 million.

Income Tax Expense

The Company’s effective income tax rate for the second quarter of 2021 was 20.3% compared to 19.5% for the year ended December 31, 2020, and 20.6% for the quarter ended June 30, 2020.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 73.5% and the loan to asset ratio was 59.8% at June 30, 2021. The Company maintained investment securities totaling 23.1% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and saving accounts, which fund 61.8% of assets at June 30, 2021. Time deposits fund 19.5% of assets at June 30, 2021, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company continues to be strongly capitalized with tangible equity of $578 million at June 30, 2021. Due primarily to the influx of deposits and unrealized security losses during the six months ended June 30, 2021, the Company’s tangible equity ratio decreased modestly from 10.3% at December 31, 2020 to 10.0% at June 30, 2021. At June 30, 2021, City National Bank’s Leverage Ratio was 8.80%, its Common Equity Tier I ratio was 14.82%, its Tier I Capital ratio was 14.82%, and its Total Risk-Based Capital ratio was 15.30%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On June 30, 2021, the Board of Directors of the Company approved a quarterly cash dividend of $0.58 per share payable July 30, 2021, to shareholders of record as of July 15, 2021. During the quarter ended June 30, 2021, the Company repurchased 217,000 common shares at a weighted average price of $78.75 per share as part of a one million share repurchase plan authorized by the Board of Directors in March 2021. As of June 30, 2021, the Company could repurchase 783,000 additional shares under the current program.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 94 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

• This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) the uncertainties on the Company’s business, results of operations and financial condition, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its continued influence on financial markets, the effectiveness of the Company’s work from home arrangements and staffing levels in operational facilities, the impact of market participants on which the Company relies and actions taken by governmental authorities and other third parties in response to the pandemic; (3) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for loan losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (4) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (5) changes in the interest rate environment; (6) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (7) changes in technology and increased competition, including competition from non-bank financial institutions; (8) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (9) difficulty growing loan and deposit balances; (10) our ability to effectively execute our business plan, including with respect to future acquisitions; (11) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (13) regulatory enforcement actions and adverse legal actions; (14) difficulty attracting and retaining key employees; (15) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its June 30, 2021 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary June 30, 2021 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2021	2021	2020	2020	2020	2021	2020

Earnings
Net Interest Income (FTE)	$38,257	$37,871	$38,514	$38,278	$38,287	$76,128	$78,892
Net Income available to common shareholders	22,148	19,814	22,222	20,126	18,251	41,962	47,249

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.41	$1.25	$1.40	$1.25	$1.12	$2.66	$2.90
Diluted	1.41	1.25	1.40	1.25	1.12	2.66	2.90
Weighted average number of shares (in thousands):
Basic	15,573	15,656	15,708	15,950	16,081	15,614	16,123
Diluted	15,594	15,687	15,733	15,970	16,097	15,640	16,142
Period-end number of shares (in thousands)	15,527	15,724	15,768	15,848	16,077	15,527	16,077
Cash dividends declared	$0.58	$0.58	$0.58	$0.57	$0.57	$1.16	$1.14
Book value per share (period-end)	44.79	43.99	44.47	43.62	43.15	44.79	43.15
Tangible book value per share (period-end)	37.20	36.47	36.94	36.11	35.72	37.20	35.72
Market data:
High closing price	$83.85	$87.41	$70.77	$67.98	$71.19	$87.41	$82.4
Low closing price	74.44	69.05	56.98	55.37	55.18	69.05	55.18
Period-end closing price	75.24	81.78	69.55	57.61	65.17	75.24	65.17
Average daily volume (in thousands)	61	63	56	67	89	62	79
Treasury share activity:
Treasury shares repurchased (in thousands)	217	75	81	231	79	292	261
Average treasury share repurchase price	$78.75	$76.71	$60.32	$59.49	$61.75	$78.22	$68.41

Key Ratios (percent)
Return on average assets	1.49%	1.38%	1.59%	1.46%	1.35%	1.44%	1.81%
Return on average tangible equity	15.2%	13.5%	15.3%	13.8%	12.6%	14.3%	16.6%
Yield on interest earning assets	3.00%	3.17%	3.32%	3.43%	3.64%	3.08%	3.92%
Cost of interest bearing liabilities	0.27%	0.37%	0.47%	0.58%	0.71%	0.32%	0.81%
Net Interest Margin	2.81%	2.91%	2.99%	3.02%	3.13%	2.86%	3.33%
Non-interest income as a percent of total revenue	31.0%	30.4%	30.7%	30.3%	27.4%	30.9%	37.9%
Efficiency Ratio	52.8%	54.3%	51.0%	51.6%	53.3%	53.5%	51.4%
Price/Earnings Ratio (a)	13.35	16.30	12.41	11.53	14.50	14.13	11.23

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.81%	12.30%	12.46%	12.71%	12.91%
Tangible equity to tangible assets	9.98%	9.93%	10.33%	10.61%	10.62%
Consolidated City Holding Company risk based capital ratios (b):
CET I	16.40%	16.76%	16.18%	15.93%	16.10%
Tier I	16.40%	16.76%	16.18%	15.93%	16.10%
Total	16.88%	17.33%	16.75%	16.50%	16.69%
Leverage	9.70%	10.06%	10.22%	10.19%	10.45%
City National Bank risk based capital ratios (b):
CET I	14.82%	14.75%	14.10%	14.46%	14.55%
Tier I	14.82%	14.75%	14.10%	14.46%	14.55%
Total	15.30%	15.33%	14.68%	15.04%	15.15%
Leverage	8.80%	8.91%	8.97%	9.32%	9.29%

Other (period-end)
Branches	94	94	94	94	94
FTE	912	916	926	925	911

Assets per FTE (in thousands)	$6,477	$6,434	$6,219	$5,984	$6,058
Deposits per FTE (in thousands)	5,271	5,236	5,024	4,799	4,834

(a) The price/earnings ratio is computed based on annualized quarterly earnings (excludes gain for sale of VISA shares, net of taxes).
(b) June 30, 2021 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2021	2021	2020	2020	2020	2021	2020
Interest Income
Interest and fees on loans	$33,114	$34,324	$35,685	$35,761	$37,718	$67,438	$79,053
Interest on investment securities:
Taxable	5,932	5,242	5,500	6,266	5,718	11,174	11,589
Tax-exempt	1,291	1,253	1,254	1,132	821	2,544	1,528
Interest on deposits in depository institutions	162	118	60	72	55	280	360
Total Interest Income	40,499	40,937	42,499	43,231	44,312	81,436	92,530

Interest Expense
Interest on deposits	2,460	3,280	4,198	5,123	5,963	5,740	13,201
Interest on short-term borrowings	125	117	120	131	279	242	743
Interest on long-term debt	—	—	—	—	—	—	100
Total Interest Expense	2,585	3,397	4,318	5,254	6,242	5,982	14,044
Net Interest Income	37,914	37,540	38,181	37,977	38,070	75,454	78,486
(Recovery of) provision for credit losses	(2,000)	(440)	474	1,026	1,250	(2,440)	9,222
Net Interest Income After (Recovery of) Provision for Credit Losses	39,914	37,980	37,707	36,951	36,820	77,894	69,264

Non-Interest Income
Net gains (losses) on sale of investment securities	29	283	6	—	(6)	312	56
Unrealized gains (losses) recognized on equity securities still held	410	(51)	835	461	242	359	(2,159)
Service charges	5,895	5,881	6,771	6,295	4,945	11,776	12,667
Bankcard revenue	7,221	6,213	5,991	6,065	5,888	13,434	11,003
Trust and investment management fee income	2,012	2,033	2,162	1,844	1,931	4,045	3,730
Bank owned life insurance	940	1,460	813	1,088	848	2,400	2,523
Sale of VISA shares	—	—	—	—	—	—	17,837
Other income	941	811	1,143	1,232	783	1,752	2,318
Total Non-Interest Income	17,448	16,630	17,721	16,985	14,631	34,078	47,975

Non-Interest Expense
Salaries and employee benefits	15,559	15,671	15,989	15,361	14,873	31,230	30,724
Occupancy related expense	2,525	2,622	2,447	2,428	2,402	5,147	4,890
Equipment and software related expense	2,655	2,544	2,660	2,607	2,504	5,199	4,933
FDIC insurance expense	382	405	363	355	167	787	167
Advertising	824	881	538	462	933	1,705	1,776

Bankcard expenses	1,746	1,584	1,443	1,517	1,498	3,330	2,933
Postage, delivery, and statement mailings	568	592	546	513	592	1,160	1,208
Office supplies	371	392	413	396	353	763	747
Legal and professional fees	589	675	438	548	589	1,264	1,190
Telecommunications	676	690	540	547	531	1,366	1,042
Repossessed asset losses (gains), net of expenses	1	79	(68)	39	76	80	274
Other expenses	3,678	3,674	3,332	3,939	3,950	7,352	8,052
Total Non-Interest Expense	29,574	29,809	28,641	28,712	28,468	59,383	57,936
Income Before Income Taxes	27,788	24,801	26,787	25,224	22,983	52,589	59,303
Income tax expense	5,640	4,987	4,565	5,098	4,732	10,627	12,054
Net Income Available to Common Shareholders	$22,148	$19,814	$22,222	$20,126	$18,251	$41,962	$47,249

Distributed earnings allocated to common shareholders	$8,921	$9,037	$9,053	$8,944	$9,073	$17,845	$18,147
Undistributed earnings allocated to common shareholders	13,021	10,598	12,947	10,984	8,998	23,732	28,639
Net earnings allocated to common shareholders	$21,942	$19,635	$22,000	$19,928	$18,071	$41,577	$46,786

Average common shares outstanding	15,573	15,656	15,708	15,950	16,081	15,614	16,123
Shares for diluted earnings per share	15,594	15,687	15,733	15,970	16,097	15,640	16,142

Basic earnings per common share	$1.41	$1.25	$1.40	$1.25	$1.12	$2.66	$2.90
Diluted earnings per common share	$1.41	$1.25	$1.40	$1.25	$1.12	$2.66	$2.90

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Assets
Cash and due from banks	$97,523	$97,709	$77,412	$76,451	$87,658
Interest-bearing deposits in depository institutions	512,367	659,090	451,247	176,267	285,596
Cash and cash equivalents	609,890	756,799	528,659	252,718	373,254

Investment securities available-for-sale, at fair value	1,340,681	1,185,245	1,178,789	1,157,399	1,055,185
Other securities	24,548	27,182	27,372	26,548	26,144
Total investment securities	1,365,229	1,212,427	1,206,161	1,183,947	1,081,329

Gross loans	3,529,416	3,546,723	3,622,119	3,663,966	3,665,596
Allowance for credit losses	(20,016)	(24,076)	(24,549)	(24,867)	(25,199)
Net loans	3,509,400	3,522,647	3,597,570	3,639,099	3,640,397

Bank owned life insurance	119,491	118,976	118,243	117,501	116,746
Premises and equipment, net	76,263	76,529	76,925	77,031	77,991
Accrued interest receivable	15,967	16,231	15,793	16,627	14,200
Net deferred tax assets	—	1,395	—	—	—
Intangible assets	117,857	118,224	118,592	119,004	119,417
Other assets	89,958	71,142	96,697	105,361	105,438
Total Assets	$5,904,055	$5,894,370	$5,758,640	$5,511,288	$5,528,772

Liabilities
Deposits:
Noninterest-bearing	$1,279,932	$1,244,175	$1,176,990	$1,061,310	$1,079,469
Interest-bearing:
Demand deposits	1,070,004	1,077,749	1,027,201	940,791	921,761
Savings deposits	1,301,219	1,265,038	1,188,003	1,117,684	1,067,254
Time deposits	1,153,391	1,209,873	1,260,022	1,300,291	1,342,631
Total deposits	4,804,546	4,796,835	4,652,216	4,420,076	4,411,115
Short-term borrowings
Customer repurchase agreements	311,316	316,003	295,956	279,866	282,676
Net deferred tax liabilities	2,310	—	3,202	1,601	2,598
Other liabilities	90,407	89,847	106,160	118,386	138,633
Total Liabilities	5,208,579	5,202,685	5,057,534	4,819,929	4,835,022

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	169,674	170,526	171,304	170,526	169,881
Retained earnings	613,553	600,396	589,988	576,901	565,804
Cost of common stock in treasury	(157,936)	(142,484)	(139,038)	(134,177)	(120,583)
Accumulated other comprehensive income:
Unrealized gain on securities available-for-sale	28,227	21,289	36,894	36,760	37,299
Underfunded pension liability	(5,661)	(5,661)	(5,661)	(6,270)	(6,270)
Total Accumulated Other Comprehensive Income	22,566	15,628	31,233	30,490	31,029
Total Stockholders' Equity	695,476	691,685	701,106	691,359	693,750
Total Liabilities and Stockholders' Equity	$5,904,055	$5,894,370	$5,758,640	$5,511,288	$5,528,772

Regulatory Capital
Total CET 1 capital	$561,317	$563,523	$557,641	$548,269	$548,972
Total tier 1 capital	561,317	563,523	557,641	548,269	548,972
Total risk-based capital	577,543	582,816	577,292	568,153	569,213
Total risk-weighted assets	3,421,764	3,362,595	3,446,774	3,442,629	3,410,589

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020

Commercial and industrial	$358,583	$371,195	$372,989	$383,980	$369,122

1-4 Family	108,079	108,131	109,812	114,071	123,814
Hotels	290,119	293,176	294,464	295,989	295,179
Multi-family	212,715	212,561	215,671	214,394	204,580
Non Residential Non-Owner Occupied	653,264	649,683	641,351	628,814	628,628
Non Residential Owner Occupied	209,100	199,130	213,484	211,433	215,472
Commercial real estate (1)	1,473,277	1,462,681	1,474,782	1,464,701	1,467,673

Residential real estate (2)	1,521,102	1,532,907	1,587,694	1,621,265	1,631,151
Home equity	127,608	130,009	136,469	140,135	142,672
Consumer	45,184	47,224	47,688	50,541	52,278
DDA Overdrafts	3,662	2,707	2,497	3,344	2,700
Gross Loans	$3,529,416	$3,546,723	$3,622,119	$3,663,966	$3,665,596

Construction loans included in:
(1) - Commercial real estate loans	$43,904	$39,101	$40,449	$42,449	$42,092
(2) - Residential real estate loans	20,838	22,129	27,078	28,947	28,252

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2021	2021	2020	2020	2020	2021	2020
Allowance for Credit Losses
Balance at beginning of period	$24,076	$24,549	$24,867	$25,199	$24,393	$24,549	$11,589

Charge-offs:
Commercial and industrial	(211)	(34)	(9)	(757)	—	(245)	(77)
Commercial real estate	(1,718)	(1)	(616)	(75)	(39)	(1,719)	(422)
Residential real estate	(86)	(93)	(139)	(252)	(376)	(179)	(859)
Home equity	(8)	(64)	(88)	(126)	(161)	(72)	(206)
Consumer	(79)	(147)	(27)	(74)	(36)	(226)	(91)
DDA overdrafts	(430)	(453)	(629)	(554)	(459)	(883)	(1,162)
Total charge-offs	(2,532)	(792)	(1,508)	(1,838)	(1,071)	(3,324)	(2,817)

Recoveries:
Commercial and industrial	25	46	74	3	5	71	14
Commercial real estate	15	164	150	44	128	179	331
Residential real estate	17	74	57	24	8	91	103
Home equity	3	23	47	33	9	26	56
Consumer	104	39	55	42	128	143	141
DDA overdrafts	308	413	333	334	349	721	800
Total recoveries	472	759	716	480	627	1,231	1,445

Net charge-offs	(2,060)	(33)	(792)	(1,358)	(444)	(2,093)	(1,372)
(Recovery of) provision for credit losses	(2,000)	(440)	474	1,026	1,250	(2,440)	9,222
Impact of adopting ASC 326	—	—	—	—	—	—	5,760
Balance at end of period	$20,016	$24,076	$24,549	$24,867	$25,199	$20,016	$25,199

Loans outstanding	$3,529,416	$3,546,723	$3,622,119	$3,663,966	$3,665,596
Allowance as a percent of loans outstanding	0.57%	0.68%	0.68%	0.68%	0.69%
Allowance as a percent of non-performing loans	199.3%	194.5%	200.7%	182.7%	185.1%

Average loans outstanding	$3,541,165	$3,585,790	$3,635,673	$3,661,569	$3,660,174	$3,563,356	$3,634,522
Net charge-offs (annualized) as a percent of average loans outstanding	0.23%	—%	0.09%	0.15%	0.05%	0.12%	0.08%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Nonaccrual Loans
Residential real estate	$2,482	$3,004	$2,968	$3,983	$3,477
Home equity	81	88	95	74	265
Commercial and industrial	820	1,200	768	728	1,087
Commercial real estate	6,383	7,792	8,401	8,479	8,715
Consumer	—	—	—	—	—
Total nonaccrual loans	9,766	12,084	12,232	13,264	13,544
Accruing loans past due 90 days or more	278	295	—	345	68
Total non-performing loans	10,044	12,379	12,232	13,609	13,612
Other real estate owned	1,309	1,625	1,650	2,080	3,997
Total non-performing assets	$11,353	$14,004	$13,882	$15,689	$17,609

Non-performing assets as a percent of loans and other real estate owned	0.32%	0.39%	0.38%	0.43%	0.48%

Past Due Loans
Residential real estate	$5,453	$4,092	$5,993	$5,153	$5,261
Home equity	523	449	575	474	393
Commercial and industrial	721	1,358	1,241	691	160
Commercial real estate	498	508	625	602	917
Consumer	12	10	113	121	67
DDA overdrafts	417	212	341	379	273
Total past due loans	$7,624	$6,629	$8,888	$7,420	$7,071

Total past due loans as a percent of loans outstanding	0.22%	0.19%	0.25%	0.20%	0.19%

Troubled Debt Restructurings ("TDRs")
Residential real estate	$17,788	$18,572	$19,226	$20,398	$20,631
Home equity	1,920	1,956	2,001	2,100	2,138
Commercial and industrial	—	—	—	—	—
Commercial real estate	3,076	4,615	4,638	4,894	4,915
Consumer	203	211	277	260	185
Total TDRs	$22,987	$25,354	$26,142	$27,652	$27,869

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,652,165	$16,135	3.92%	$1,696,064	$16,853	4.03%	$1,785,631	$19,048	4.29%
Commercial, financial, and agriculture (2)	1,839,478	16,158	3.52%	1,838,928	16,542	3.65%	1,818,344	17,665	3.91%
Installment loans to individuals (2), (3)	49,522	713	5.77%	50,798	713	5.69%	56,199	852	6.10%
Previously securitized loans (4)	***	109	***	***	215	***	***	152	***
Total loans	3,541,165	33,115	3.75%	3,585,790	34,323	3.88%	3,660,174	37,717	4.14%
Securities:
Taxable	1,046,008	5,932	2.27%	945,177	5,242	2.25%	896,997	5,718	2.56%
Tax-exempt (5)	244,233	1,633	2.68%	239,589	1,585	2.68%	120,751	1,039	3.46%
Total securities	1,290,241	7,565	2.35%	1,184,766	6,827	2.34%	1,017,748	6,757	2.67%
Deposits in depository institutions	628,158	162	0.10%	513,469	118	0.09%	236,320	55	0.09%
Total interest-earning assets	5,459,564	40,842	3.00%	5,284,025	41,268	3.17%	4,914,242	44,529	3.64%
Cash and due from banks	92,243			79,683			79,501
Premises and equipment, net	76,660			76,837			78,717
Goodwill and intangible assets	118,088			118,453			119,681
Other assets	206,709			217,453			230,423
Less: Allowance for credit losses	(23,701)			(24,909)			(24,700)
Total assets	$5,929,563			$5,751,542			$5,397,864

Liabilities:
Interest-bearing demand deposits	$1,069,896	$122	0.05%	$1,008,283	$124	0.05%	$893,832	$178	0.08%
Savings deposits	1,287,966	163	0.05%	1,221,169	183	0.06%	1,037,387	363	0.14%
Time deposits (2)	1,181,953	2,175	0.74%	1,236,197	2,973	0.98%	1,353,619	5,422	1.61%
Short-term borrowings	305,134	125	0.16%	290,766	117	0.16%	256,790	279	0.44%
Long-term debt	—	—	—%	—	—	—%	—	—	—%
Total interest-bearing liabilities	3,844,949	2,585	0.27%	3,756,415	3,397	0.37%	3,541,628	6,242	0.71%
Noninterest-bearing demand deposits	1,311,340			1,197,910			1,044,009
Other liabilities	72,940			89,695			115,110
Stockholders' equity	700,334			707,522			697,117
Total liabilities and
stockholders' equity	$5,929,563			$5,751,542			$5,397,864
Net interest income		$38,257			$37,871			$38,287
Net yield on earning assets			2.81%			2.91%			3.13%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$488			$835			$609

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$211	$106	$194
Commercial, financial, and agriculture	365	325	651
Installment loans to individuals	23	28	37
Time deposits	48	48	155
	$647	$507	$1,037

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Six Months Ended
	June 30, 2021			June 30, 2020
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,675,222	$32,987	3.97%	$1,785,795	$38,930	4.38%
Commercial, financial, and agriculture (2)	1,837,947	32,701	3.59%	1,791,510	38,141	4.28%
Installment loans to individuals (2), (3)	50,187	1,426	5.73%	57,217	1,715	6.03%
Previously securitized loans (4)	***	324	***	***	267	***
Total loans	3,563,356	67,438	3.82%	3,634,522	79,053	4.37%
Securities:
Taxable	995,871	11,174	2.26%	853,882	11,589	2.73%
Tax-exempt (5)	241,924	3,220	2.68%	107,671	1,934	3.61%
Total securities	1,237,795	14,394	2.35%	961,553	13,523	2.83%
Deposits in depository institutions	571,130	280	0.10%	169,626	360	0.43%
Total interest-earning assets	5,372,281	82,112	3.08%	4,765,701	92,936	3.92%
Cash and due from banks	85,998			75,132
Premises and equipment, net	76,748			78,042
Goodwill and intangible assets	118,270			119,886
Other assets	212,051			213,147
Less: Allowance for loan losses	(24,302)			(20,303)
Total assets	$5,841,046			$5,231,605

Liabilities:
Interest-bearing demand deposits	$1,039,260	$246	0.05%	$881,904	$647	0.15%
Savings deposits	1,254,752	346	0.06%	1,021,608	1,063	0.21%
Time deposits (2)	1,208,925	5,149	0.86%	1,359,442	11,491	1.70%
Short-term borrowings	297,990	243	0.16%	232,900	743	0.64%
Long-term debt	—	—	—%	1,670	100	12.04%
Total interest-bearing liabilities	3,800,927	5,984	0.32%	3,497,524	14,044	0.81%
Noninterest-bearing demand deposits	1,254,938			948,196
Other liabilities	81,273			95,516
Stockholders' equity	703,908			690,369
Total liabilities and
stockholders' equity	$5,841,046			$5,231,605
Net interest income		$76,128			$78,892
Net yield on earning assets			2.86%			3.33%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees		$1,323			$725

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$317	$345
Commercial, financial, and agriculture	690	1,891
Installment loans to individuals	51	76
Time deposits	97	311
	$1,155	$2,623

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2021	2021	2020	2020	2020	2021	2020
Net Interest Income/Margin
Net interest income ("GAAP")	$37,914	$37,540	$38,181	$37,977	$38,070	$75,454	$78,486
Taxable equivalent adjustment	343	331	333	301	217	674	406
Net interest income, fully taxable equivalent	$38,257	$37,871	$38,514	$38,278	$38,287	$76,128	$78,892

Average interest earning assets	$5,459,564	$5,284,025	$5,125,874	$5,047,868	$4,914,242	$5,372,281	$4,765,701

Net Interest Margin	2.81%	2.91%	2.99%	3.02%	3.13%	2.86%	3.33%
Accretion related to fair value adjustments	(0.05)%	(0.04)%	(0.05)%	(0.05)%	(0.08)%	(0.04)%	(0.11)%
Net Interest Margin (excluding accretion)	2.76%	2.87%	2.94%	2.97%	3.05%	2.81%	3.22%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	11.78%	11.74%	12.18%	12.54%	12.55%
Effect of goodwill and other intangibles, net	(1.80)%	(1.81)%	(1.85)%	(1.93)%	(1.93)%
Tangible common equity to tangible assets	9.98%	9.93%	10.33%	10.61%	10.62%

Return on Tangible Equity
Return on tangible equity ("GAAP")	15.2%	13.5%	15.3%	13.8%	12.6%	14.3%	16.6%
Impact of sale of VISA shares	—%	—%	—%	—%	—%	—%	(4.8)%
Return on tangible equity, excluding sale of VISA shares	15.2%	13.5%	15.3%	13.8%	12.6%	14.3%	11.8%

Return on Assets
Return on assets ("GAAP")	1.49%	1.38%	1.59%	1.46%	1.35%	1.44%	1.81%
Impact of sale of VISA shares	—%	—%	—%	—%	—%	0.01%	(0.52)%
Return on assets, excluding merger sale of VISA shares	1.49%	1.38%	1.59%	1.46%	1.35%	1.44%	1.29%